UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2012

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 26, 2012 in our earnings release for the second quarter of fiscal 2012, we announced our intention to restructure certain of our operations. The anticipated restructuring relates primarily to changes being implemented to focus on a shift in our business to sell end-to-end M2M solutions more aggressively. As a result of this restructuring, we intend to hire new employees or re-assign existing employees into newly created positions and also eliminate employment positions in our work force. We expect to incur approximately $900,000 - $1,100,000 of restructuring charges on a pre-tax basis. These charges will be incurred in connection with reductions in force and represent cash paid for severance of approximately $500,000 - $700,000 and expenses from facility consolidation of approximately $400,000. Almost all the payments associated with these charges and all the actions associated with the restructuring are expected to be completed in the third quarter of fiscal 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

April 30, 2012	By:	Steven E. Snyder

Name: Steven E. Snyder
Title: Senior Vice President, Chief Financial Officer and Treasurer